$  25,000.00

5/10/02

                                PROMISSORY NOTE

     Vibrant Health International has promissory note to pay to the order of J. Paul Consulting, twenty five thousand dollars ($ 25,000.00). It is hereby agreed to extend the terms of that Promissory Note at the same interest rate of ten percent (10%) per annum. Said note is to be paid at any time the Company's completes an offering of stock or by December 31, 2002, whichever is earlier. At such time as one of these events occurs the Note will become payable upon Demand. Interest at the rate will be charged on the unpaid balance until the whole amount of the principal and interest is paid.

     Should default be made in the payment of the Promissory Note then the whole unpaid amount shall become immediately due and payable; and in the event default is made and said note is placed in the hands of an attorney for collection or suit is bought on the same, then the undersigned agrees to pay all costs and attorneys' fees that might be incurred. If there is a lawsuit, borrower agrees upon lender's request to submit to the jurisdiction of the courts of the State of Colorado. This Note shall be governed by and construed in accordance with the laws of the State of Colorado.



                                  ________________________________
                                         Thomas  H.  McAdam
                                   Vibrant  Health  International